Exhibit 99.1

SMARTFINANCIAL APPROVES

REGULAR QUARTERLY CASH DIVIDEND

KNOXVILLE, Tenn., April 27, 2023 – SmartFinancial, Inc. (“SmartFinancial”) (Nasdaq: SMBK), the parent company for SmartBank, announced that on April 27, 2023, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.08 per share of SmartFinancial common stock payable on May 29, 2023, to shareholders of record as of the close of business on May 12, 2023.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly-traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements can be identified by the use of words such as “may,” “depend,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential”, or the negative of these terms or other comparable terminology.  Forward-looking statements represent management’s beliefs with regard to the matters addressed, based upon information available at the time the statements are made; they are not guarantees of future performance, and they should they not be relied upon as representing management’s views as of any date subsequent to the date first made. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could affect the forward-looking statements in this release can be found in the cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SmartFinancial’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by SmartFinancial with the SEC. No forward-looking statement can be guaranteed.  SmartFinancial expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contacts

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Financial Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724

Media Contact

Kelley Fowler
Senior Vice President
Public Relations/Marketing
SmartFinancial, Inc.
Email: kelley.fowler@smartbank.com
Phone: 865.868.0611